Exhibit 99.1

Hewitt Associates

100 Half Day Road

Lincolnshire, IL 60069

Tel 847.295.5000     Fax 847.295.7634

www.hewitt.com

News and Information

For Immediate Release

May 5, 2009

Contacts:

Investors: Sean McHugh, (847) 442-4176, sean.mchugh@hewitt.com

Media: Julie Macdonald, (847) 771-0076, julie.macdonald@hewitt.com

Hewitt Associates Reports 2009 Second Quarter Results

Underlying EPS up 67% to $0.60; Underlying Operating Margin Expands 530 Basis Points to 13.1%

Company Maintains Full Year Underlying EPS Guidance of $2.45 to $2.55

LINCOLNSHIRE, III. — Hewitt Associates, Inc. (NYSE: HEW), a global human resources services company, today reported results for its fiscal 2009 second quarter ended March 31, 2009.

•

Reported net revenues (revenues before reimbursements) for the second quarter were $746.3 million, a decrease of 3%. Net revenues grew 3% after adjusting for foreign currency translation, acquisitions and divestitures, third-party revenues in both periods, and an unusual item in the prior-year quarter.

•	Reported operating income for the second quarter grew 56%, to $106.9 million. Underlying operating income grew 66% after adjusting for unusual items in both periods[1].

•

Reported net income increased to $67.5 million, or $0.71 per diluted share, compared with $44.5 million, or $0.43 per diluted share in the prior-year quarter. Adjusting for unusual items in both periods, underlying net income for the second quarter was $57.1 million, or $0.60 per diluted share, compared with $36.7 million, or $0.36 per diluted share in the prior-year quarter[1].

•	Free cash flow was $64.8 million for the current six-month period, compared to negative $19.3 million in the prior-year period.

•

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)[2], a non-GAAP measure, were $276.1 million for the current six-month period, compared to $268.2 million in the prior-year period.

[1]

In assessing operating performance, the Company also reviews its results once unusual adjustments have been removed. The Company believes that doing so provides a better understanding of underlying operating performance. A reconciliation of GAAP to underlying net revenues, operating income, net income, and earnings per share (each a non-GAAP measure) is included in this press release.

[2]	A reconciliation of reported net income to Adjusted EBITDA (a non-GAAP measure) is included in this press release.

Second Quarter Highlights

“I am pleased that our team was able to deliver such strong results in light of the difficult economic environment,” said Russ Fradin, chairman and chief executive officer. “We recorded strong gains in margins and earnings in each of our businesses while also making a number of investments. I want to recognize our team for their continued resilience and dedication.”

Operating Performance

Reported net revenues for the second quarter were $746.3 million, compared with $773.1 million in the prior-year quarter, a decrease of 3%. Net revenues grew 3% when excluding third-party supplier revenues in both periods and adjusting for the following items:

•	$43.3 million in unfavorable foreign currency translation.

•	$9.0 million of acquisitions.

•	A $10.8 million benefit due to the resolution of an HR BPO contract restructuring and a $6.3 million contribution from divested HR BPO businesses[3], both in the prior-year period.

Current quarter underlying revenues include the realization of $20.1 million of deferred revenues related to the settlement of a Benefits Outsourcing contract dispute.

Reported operating income for the second quarter increased 56%, to $106.9 million, compared with $68.5 million in the prior-year quarter. Operating margin was 14.3%, compared to 8.9% in the prior-year quarter. Underlying operating income increased 66% in the second quarter, to $97.5 million, compared with $58.7 million in the prior-year quarter, when adjusting for unusual items in both periods. Underlying operating margin was 13.1%, compared to 7.8% in the prior-year quarter.

Current period unusual items include pretax gains totaling $9.4 million related to the sales of the Company’s HR BPO Latin America and relocation services businesses. Prior-year quarter unusual items include the following:

•	A pretax net gain of $35.4[4] million related to the divestiture of the Cyborg business.

•	Pretax net charges of $18.7 million related to HR BPO contract restructurings.

•	A pretax charge of $8.0 million related to the review of the Company’s real estate portfolio.

•	Favorable pretax contributions of $1.1 million from comparable divested HR BPO operations.

Current quarter underlying results include $6.3 million in pretax charges related to updated real estate sublease rental assumptions, reflecting worsening commercial real estate market conditions.

Second quarter reported results reflect an effective tax rate of 32.6%, compared to 36.2% in the prior-year quarter. The lower effective tax rate in the current period reflects the impact of the sale of the HR BPO Latin America business and certain other discrete items recorded during the quarter. Excluding unusual items in both periods, the second quarter underlying effective tax rate was 37.1%, compared to 39.0% in the prior-year quarter.

[3]

HR BPO divested assets include Cyborg (January 2008), Latin America (February 2009), and relocation services (March 2009). Cyborg prior period results and Latin America and relocation services comparative post-disposition amounts have been excluded from “underlying” and “as adjusted” amounts for year-over-year comparative purposes.

[4]

Amount reflects a $0.2 million reduction to the $35.7 million “gain on sale of business” reported in the Q2 FY08 Consolidated Statement of Operations. This reduction pertains to certain Cyborg employee-related expenses recorded in that quarter.

Business Segment Results

Benefits Outsourcing

Benefits Outsourcing segment revenues increased 2% in the second quarter, to $392.2 million, compared with $383.9 million in the prior-year quarter. Revenues increased 3% after adjusting for the following items:

•	$5.8 million of acquisitions.

•	$5.7 million of unfavorable foreign currency translation.

•	A $4.4 million benefit in the prior-year quarter due to the resolution of an HR BPO contract restructuring which also impacted Benefits Outsourcing.

The adjusted growth was principally driven by the realization of $20.1 million in deferred revenues relating to the current quarter settlement of a contract dispute, partially offset by reduced project work.

Benefits Outsourcing segment income increased 14% in the second quarter, to $97.5 million, compared with $85.6 million in the prior-year quarter. Segment margin was 24.9%, compared with 22.3% in the prior-year quarter. Underlying segment income increased 14% in the second quarter, to $97.5 million, compared with $85.8 million in the prior-year quarter, when adjusting for unusual items in the prior-year period. Underlying segment margin was 24.9%, compared to 22.6% in the prior-year quarter. The underlying margin improvement was principally due to infrastructure cost management and reduced client service delivery expenses, reflecting improved management of vendor spending, partially offset by the impact of a prior acquisition and reduced project work.

Prior-year period unusual items include a pretax charge of $2.3 million related to the review of the Company’s real estate portfolio and a pretax benefit of $2.1 million related to an HR BPO contract restructuring.

As of March 31, 2009, the Company was live with approximately 19.8 million end-user Benefits Outsourcing participants, compared with approximately 19.6 million as of March 31, 2008.

Human Resources Business Process Outsourcing

HR BPO segment revenues declined 15% in the second quarter, to $119.5 million, compared with $140.4 million in the prior-year quarter. Revenues decreased 2% after excluding third-party supplier revenues in both periods and adjusting for the following items:

•	$6.6 million of unfavorable foreign currency translation.

•	A $6.4 million benefit in the prior-year quarter due to the resolution of an HR BPO contract restructuring.

•	A $6.3 million comparable prior-year contribution of divested businesses.

The adjusted revenue decline was driven by planned service reductions to certain current clients and client losses, partially offset by an increase in the number of clients going live with contract services over the last 12 months and higher project work.

The HR BPO segment loss was $0.2 million in the second quarter, compared with a loss of $18.2 million in the prior-year quarter. The underlying segment loss was $9.6 million in the second quarter, compared with a loss of $33.3 million in the prior-year quarter, when adjusting for unusual items in both periods. The underlying loss reduction was principally due to staffing leverage, lower amortization of intangibles, and higher project work.

Current period unusual items include pretax gains totaling $9.4 million related to the sales of the Company’s HR BPO Latin America and relocation services businesses. Prior-year quarter unusual items include the following:

•	A pretax net gain of $35.4 million related to the divestiture of the Cyborg business.

•	Pretax net charges of $20.8 million related to contract restructurings.

•	Favorable pretax contributions of $1.1 million from comparable divested operations.

•	A pretax charge of $0.6 million related to the review of the Company’s real estate portfolio.

As of March 31, 2009, the Company was live with approximately 727,000 client employees with HR BPO services, compared with approximately 946,000 as of March 31, 2008.

Consulting

Consulting segment revenues declined 7% in the second quarter, to $243.2 million, compared with $260.6 million in the prior-year quarter. Consulting revenues increased 4% on an organic constant currency basis after adjusting for $31.0 million of unfavorable foreign currency translation and $3.3 million of acquisitions. The adjusted growth resulted principally from strength in Retirement and Financial Management services in Europe and the U.S., reflecting demand related to economic volatility. This was partially offset by revenue decreases related to Talent and Organizational Consulting services, reflecting declines across all regions, and Communication services in the U.S., both reflecting overall economic conditions.

Consulting segment income increased 31% in the second quarter, to $32.3 million, compared with $24.7 million in the prior-year quarter. Segment margin was 13.3%, compared with 9.5% in the prior-year quarter. Underlying segment income increased 12% in the second quarter, to $32.3 million, compared with $28.7 million in the prior-year quarter, when adjusting for an unusual pretax charge of $4.0 million related to the Company’s real estate portfolio review in the prior-year period. Underlying segment margin was 13.3%, compared with 11.0% in the prior-year quarter. The underlying margin improvement was principally due to constant currency revenue growth, compensation leverage, and discretionary expense management, partially offset by a charge in the current period related to an ongoing dispute with a client.

Unallocated Shared Service Costs

Unallocated shared service costs were $22.7 million, or 3.0% of net revenues, in the second quarter, compared with $23.7 million, or 3.1% of net revenues, in the prior-year quarter.

Underlying unallocated shared service costs as a percent of net revenue were 3.0% in both the current and prior-year quarters, when adjusting for an unusual pretax charge of $1.2 million related to the Company’s real estate portfolio review in the prior-year quarter.

Year-to-Date Results

Consolidated net revenues for the current six-month period decreased 3%, to $1.52 billion, compared with $1.57 billion in the prior-year six-month period. Net revenues increased 3% when excluding third-party supplier revenues in both periods and adjusting for the following items:

•	$79.1 million in unfavorable foreign currency translation.

•	$20.4 million of acquisitions.

•	A $23.1 million benefit due to HR BPO contract restructurings and a $13.6 million contribution from divested HR BPO businesses, both in the prior-year period.

Current six-month period underlying revenues include the realization of $20.1 million of deferred revenues related to the settlement of a Benefits Outsourcing contract dispute.

Reported consolidated operating income for the six-month period increased 24%, to $219.3 million, compared to $177.4 million in the prior-year period. Operating margin was 14.5%, compared to 11.3% in the prior-year period. Underlying operating income increased 32% in the six-month period, to $209.9 million, compared with $159.1 million in the prior-year period, when adjusting for unusual items in both periods. Underlying operating margin was 13.8%, compared to 10.4% in the prior-year quarter.

Current six-month period unusual items include pretax gains totaling $9.4 million related to the sales of the Company’s HR BPO Latin America and relocation services businesses. Prior-year six-month period unusual items include the following:

•	A pretax net gain of $35.4 million related to the divestiture of the Cyborg business.

•	Pretax net charges of $13.3 million related to HR BPO contract restructurings.

•	A pretax charge of $8.0 million related to the review of the Company’s real estate portfolio.

•	Favorable pretax contributions of $4.3 million from comparable divested HR BPO operations.

Current six-month period underlying results include $6.3 million in pretax charges related to updated real estate sublease rental assumptions, reflecting worsening commercial real estate market conditions.

Net income for the six-month period increased to $132.3 million, or $1.39 per diluted share, compared with $108.4 million, or $1.03 per diluted share in the prior-year six-month period. Underlying net income increased to $121.8 million, or $1.28 per diluted share, compared with $100.6 million, or $0.95 per diluted share, in the prior year six-month period, when adjusting for unusual items in both periods.

Cash Flow

Cash flow from operations was $127.4 million in the current six-month period, compared with $37.3 million in the prior-year six month period. Free cash flow (defined as cash flow from operations less capital expenditures and capitalized software costs) was $64.8 million, compared with negative $19.3 million in the prior-year period. The improvement in free cash flow reflects improved receivables collections and lower tax-related payments.

Adjusted EBITDA (a non-GAAP measure reflecting net income adjusted for depreciation and amortization, income taxes, interest, unusual items, and certain other non-cash items – such as asset impairment, revenue and cost deferrals, stock-based compensation, deferred internal software development costs, and other costs), was $276.1 million in the current six-month period, compared with $268.2 million in the prior-year period. The increase reflects improved HR BPO operating performance, partially offset by lower HR BPO and Benefits Outsourcing implementation fees.

Share Repurchase

During the second quarter, the Company repurchased 383,000 of its outstanding common shares at an average price of $26.95 per share, for a total of $10.3 million. Under the overall $300 million authorization, the Company has repurchased 790,000 shares at an average price of $26.88 per share, for a total of $21.2 million.

Supplemental Information

In February 2009, the Company closed on the sale of the net assets and stock relating to its Latin America HR BPO business and recorded a pre-tax gain of $9.1 million primarily related to the recognition of cumulative currency translation adjustments. In March 2009, the Company closed on the sale of the net assets relating to its HR BPO relocation services business and recorded a pre-tax gain of $0.3 million. Both divestitures were part of the Company’s continued efforts to streamline its HR BPO service offerings.

Business Outlook

“We are reaffirming our full year operating income and EPS outlook despite a challenging economy,” said John Park, chief financial officer. “We are modestly adjusting our revenue outlook given the softness in our customers’ discretionary spending.”

In addition to reporting results in accordance with U.S. GAAP, the Company assesses its performance once unusual items have been removed. The following guidance reflects the Company’s expectations for fiscal 2009 on this underlying basis, which excludes the impact of unusual items:

•	Low- to mid-single digit percentage decline in consolidated net revenue, compared with prior guidance of a low-single digit percentage decline.

•	Operating income of approximately $420 to $435 million, unchanged from prior guidance.

•	Diluted earnings per share of $2.45 to $2.55, unchanged from prior guidance.

The Company’s fiscal 2009 guidance assumes continued execution of its share repurchase program and an effective tax rate of approximately 38%.

Conference Call

At 7:30 a.m. (CT) today, management will host a conference call with investors to discuss fiscal 2009 second quarter results. The live presentation is accessible through the Investor Relations section of Hewitt’s website at www.hewitt.com. The webcast will be archived on the site for approximately one month.

About Hewitt Associates

Hewitt Associates (NYSE: HEW) provides leading organizations around the world with expert human resources consulting and outsourcing solutions to help them anticipate and solve their most complex benefits, talent, and related financial challenges. Hewitt consults with companies to design and implement a wide range of human resources, retirement, investment management, health management, compensation and talent management strategies. As a leading outsourcing provider, Hewitt administers health care, retirement, payroll and other HR programs to millions of employees, their families and retirees. With a history of exceptional client service since 1940, Hewitt has offices in more than 30 countries and employs approximately 23,000 associates who are helping to make the world a better place to work. For more information, please visit www.hewitt.com.

Forward-Looking Information

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of Hewitt’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions and the factors discussed under the “Risk Factors” heading in the Business section of the Company’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) and available at the SEC’s internet site (www.sec.gov). Hewitt disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or any other reason.

# # #

HEWITT ASSOCIATES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Dollars in thousands except for share and per share amounts)

	Three Months Ended March 31,		% Change	Six Months Ended March 31,		% Change
	2009	2008		2009	2008
Revenues:
Revenues before reimbursements (net revenues) (1)	$746,252	$773,099	(3.5)%	$1,517,016	$1,566,942	(3.2)%
Reimbursements	15,580	16,449	(5.3)%	38,789	41,598	(6.8)%

Total revenues	761,832	789,548	(3.5)%	1,555,805	1,608,540	(3.3)%

Operating expenses:
Compensation and related expenses	470,852	522,026	(9.8)%	951,759	1,016,152	(6.3)%
Goodwill and asset impairment	786	2,070	(62.0)%	3,401	2,296	48.1%
Reimbursable expenses	15,580	16,449	(5.3)%	38,789	41,598	(6.8)%
Other operating expenses	141,301	157,639	(10.4)%	275,309	298,170	(7.7)%
Selling, general and administrative expenses	35,786	58,571	(38.9)%	76,663	108,598	(29.4)%
Gain on sale of businesses	(9,379)	(35,667)	(73.7)%	(9,379)	(35,667)	(73.7)%

Total operating expenses	654,926	721,088	(9.2)%	1,336,542	1,431,147	(6.6)%

Operating income	106,906	68,460	56.2%	219,263	177,393	23.6%

Other income (expense), net:
Interest expense	(9,854)	(4,241)	132.4%	(20,539)	(7,985)	157.2%
Interest income	1,565	4,892	(68.0)%	5,865	13,490	(56.5)%
Other income, net	1,537	620	147.9%	2,819	236	n/m

Total other income (expense), net	(6,752)	1,271	n/m	(11,855)	5,741	n/m

Income before income taxes	100,154	69,731	43.6%	207,408	183,134	13.3%

Provision for income taxes	32,615	25,238	29.2%	75,103	74,694	0.5%

Net income	$67,539	$44,493	51.8%	$132,305	$108,440	22.0%

Earnings per share:
Basic	$0.72	$0.45		$1.41	$1.07
Diluted (2)	$0.71	$0.43		$1.39	$1.03

Weighted average shares:
Basic	93,674,297	98,662,326		93,804,695	101,736,572
Diluted	95,581,956	103,662,906		95,512,923	106,666,140

(1)	Net revenues include $9,677 and $9,157 of third party supplier revenues for the three months ended March 31, 2009 and 2008, respectively, and $19,972 and $22,337 for the six months ended March 31, 2009 and 2008, respectively. Generally, the third party supplier arrangements are marginally profitable. The related third party supplier expenses are included in other operating expenses.
(2)	Debt securities convertible into 1,870,748 shares of Class A common stock were outstanding in the three and six months ended March 31, 2008, and the weighted-average convertible shares were included in the computation of diluted earnings per share for the three and six months ended March 31, 2008. Per FAS 128, the diluted EPS calculation includes an addback of $582 and $1,165 of interest expense on the debt securities for the three and six months ended March 31, 2008, respectively. There were no convertible debt securities outstanding at March 31, 2009.

HEWITT ASSOCIATES, INC.

UNDERLYING NET REVENUES, OPERATING INCOME, NET INCOME, AND

EARNINGS PER SHARE

(Unaudited)

(Dollars in thousands except for share and per share amounts)

In assessing operating performance, the Company also reviews its results once unusual adjustments have been removed. The Company believes that doing so provides a better understanding of underlying operating performance. For the three months and six months ended March 31, 2009 and March 31, 2008, underlying net revenues, operating income, net income, and earnings per share were:

	Three Months Ended March 31,		Six Months Ended March 31,
	2009	2008	2009	2008
Revenues before reimbursements (net revenues), as reported	$746,252	$773,099	$1,517,016	$1,566,942
Adjustments:
HR BPO divestitures (1)	—	(6,347)	—	(13,563)
HR BPO contract restructurings	—	(10,827)	—	(23,086)

Total adjustments	—	(17,174)	—	(36,649)

Underlying revenues before reimbursements (net revenues)	746,252	755,925	1,517,016	1,530,293

Operating income, as reported	106,906	68,460	219,263	177,393
Adjustments:
HR BPO divestitures (1)	(9,379)	(36,536)	(9,379)	(39,695)
Real estate rationalization (2)	—	8,048	—	8,048
HR BPO contract restructurings	—	18,706	—	13,323

Total adjustments	(9,379)	(9,782)	(9,379)	(18,324)

Underlying operating income	97,527	58,678	209,884	159,069
% of underlying net revenues	13.1%	7.8%	13.8%	10.4%

Total other income (expense), net	(6,752)	1,271	(11,855)	5,741
Add A/R interest write-off (3)	—	177	—	177

Underlying other income, net	(6,752)	1,448	(11,855)	5,918

Underlying pretax income	90,775	60,126	198,029	164,987

Provision for income taxes (4)	33,715	23,449	76,204	64,345

Underlying net income	$57,060	$36,677	$121,825	$100,642

Underlying earnings per share:
Basic	$0.61	$0.37	$1.30	$0.99
Diluted (5)	$0.60	$0.36	$1.28	$0.95

Shares outstanding:
Basic	93,674,297	98,662,326	93,804,695	101,736,572
Diluted	95,581,956	103,662,906	95,512,923	106,666,140

(1)

HR BPO divested assets include Cyborg (January 2008), Latin America (February 2009), and relocation services (March 2009). Cyborg prior period results and Latin America and relocation services comparative post-disposition amounts have been excluded from “underlying” and “as adjusted” amounts for year-over-year comparative purposes. Adjustments to operating income for the three months and six months ended March 31, 2008 reflect a $221 reduction to the $35,667 “gain on sale of business” reported in the Q2 FY08 Consolidated Statement of Operations. This reduction pertains to certain Cyborg employee-related expenses recorded in the second quarter of fiscal 2008.

(2)	Charges related to the Company’s real estate rationalization initiative were excluded from operating income in deriving underlying operating income, net income, EPS, and Adjusted EBITDA for the three and six months ended March 31, 2008. Charges related to updated real estate sublease rental assumptions of $6,280 are included in the reported and underlying results for the three months and six months ended March 31, 2009.
(3)	Related to HR BPO contract restructurings.
(4)	The Company used an effective tax rate of 39.0% for the three and six months ended March 31, 2008, for its underlying net income calculation. The Company used a normalized tax rate of 37.1% and 38.5% for the three and six months ended March 31, 2009, respectively, to adjust for tax benefits associated with its HR BPO Latin America divestiture. The Company believes these approximate the normalized effective tax rates for the respective periods.
(5)	Per FAS 128, the diluted EPS calculation includes an addback of $587 and $1,174 of interest expense on the convertible debt securities for the three months and six months ended March 31, 2008, respectively.

HEWITT ASSOCIATES, INC.

BUSINESS SEGMENT RESULTS

(Dollars in thousands)

Business Segments	Three Months Ended March 31,		% Change	Six Months Ended March 31,		% Change
	2009	2008		2009	2008
Benefits Outsourcing
Segment revenues before reimbursements	$392,171	$383,867	2.2%	$783,745	$787,205	(0.4)%
Segment income	97,537	85,608	13.9%	199,993	205,789	(2.8)%
Segment income as a percentage of segment revenues	24.9%	22.3%		25.5%	26.1%

HR BPO
Segment revenues before reimbursements (1)	$119,492	$140,445	(14.9)%	$250,183	$288,716	(13.3)%
Segment loss	(216)	(18,159)	(98.8)%	(5,369)	(45,423)	(88.2)%
Segment loss as a percentage of segment revenues	(0.2)%	(12.9)%		(2.1)%	(15.7)%

Consulting
Segment revenues before reimbursements	$243,156	$260,620	(6.7)%	$502,316	$514,994	(2.5)%
Segment income	32,317	24,731	30.7%	69,799	61,167	14.1%
Segment income as a percentage of segment revenues	13.3%	9.5%		13.9%	11.9%

Total Company
Segment revenues before reimbursements (1)	$754,819	$784,932	(3.8)%	$1,536,244	$1,590,915	(3.4)%
Intersegment revenues	(8,567)	(11,833)	(27.6)%	(19,228)	(23,973)	(19.8)%

Revenues before reimbursements (net revenues)	746,252	773,099	(3.5)%	1,517,016	1,566,942	(3.2)%
Reimbursements	15,580	16,449	(5.3)%	38,789	41,598	(6.8)%

Total revenues	$761,832	$789,548	(3.5)%	$1,555,805	$1,608,540	(3.3)%

Segment income	$129,638	$92,180	40.6%	$264,423	$221,533	19.4%
Unallocated shared services costs	22,732	23,720	(4.2)%	45,160	44,140	2.3%

Operating income	$106,906	$68,460	56.2%	$219,263	$177,393	23.6%

(1)	HR BPO net revenues include $9,677 and $9,157 of third-party supplier revenues for the three months ended March 31, 2009 and 2008, respectively, and $19,972 and $22,337 for the six months ended March 31, 2009 and 2008, respectively. Generally, the third-party supplier arrangements are marginally profitable. The related third-party supplier expenses are included in other operating expenses.

HEWITT ASSOCIATES, INC.

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands except for share and per share amounts)

	March 31, 2009	September 30, 2008
	(Unaudited)
ASSETS

Current Assets:
Cash and cash equivalents	$451,148	$541,494
Client receivables and unbilled work in process, less allowances of $18,741 and $18,029 at March 31, 2009 and September 30, 2008, respectively	537,104	655,543
Prepaid expenses and other current assets	126,384	129,529
Funds held for clients	97,626	116,488
Short-term deferred contract costs, net	84,395	83,444
Deferred income taxes, net	24,643	34,104

Total current assets	1,321,300	1,560,602

Non-Current Assets:
Deferred contract costs, less current portion	257,446	287,060
Property and equipment, net	374,469	385,885
Other intangible assets, net	162,974	206,822
Goodwill	325,330	364,141
Long-term investments	112,391	124,530
Other non-current assets, net	66,973	63,762

Total non-current assets	1,299,583	1,432,200

Total Assets	$2,620,883	$2,992,802

LIABILITIES

Current Liabilities:
Accounts payable	$19,039	$15,880
Accrued expenses	185,067	239,521
Funds held for clients	97,626	116,488
Advanced billings to clients	154,948	158,238
Accrued compensation and benefits	262,248	403,611
Short-term deferred contract revenues, net	56,644	52,733
Short-term debt	—	17,602
Current portion of long-term debt and capital lease obligations	21,521	133,002

Total current liabilities	797,093	1,137,075

Non-Current Liabilities:
Deferred contract revenues, less current portion	190,588	237,648
Debt and capital lease obligations, less current portion	630,700	650,182
Other non-current liabilities	231,263	240,637
Deferred income taxes, net	62,996	77,058

Total non-current liabilities	1,115,547	1,205,525

Total Liabilities	$1,912,640	$2,342,600

HEWITT ASSOCIATES, INC.

CONSOLIDATED BALANCE SHEETS (continued)

(Dollars in thousands except for share and per share amounts)

	March 31, 2009	September 30, 2008
	(Unaudited)
STOCKHOLDERS’ EQUITY

Stockholders’ Equity:
Class A common stock, par value $0.01 per share, 750,000,000 shares authorized, 130,752,613 and 130,390,880 shares issued, 93,762,124 and 94,227,120 shares outstanding, as of March 31, 2009 and September 30, 2008, respectively	$1,308	$1,304
Additional paid-in capital	1,614,509	1,579,077
Cost of common stock in treasury, 36,990,489 and 36,163,760 shares of Class A common stock as of March 31, 2009 and September 30, 2008, respectively	(1,205,696)	(1,183,427)
Retained earnings	338,863	206,558
Accumulated other comprehensive (loss) income, net	(40,741)	46,690

Total stockholders’ equity	708,243	650,202

Total Liabilities and Stockholders’ Equity	$2,620,883	$2,992,802

HEWITT ASSOCIATES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(Amounts in thousands)

	Six Months Ended March 31,
	2009	2008
Cash flows from operating activities:
Net income	$132,305	$108,440
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization, including amortization of deferred contract revenues and costs	77,914	85,159
Gain on sale of businesses	(9,379)	(35,667)
Asset impairment	3,401	2,296
Fair value adjustment related to financial assets	1,788	—
Share-based compensation	26,926	22,409
Deferred income taxes	27,526	(5,455)
Changes in operating assets and liabilities, net of effect of acquisitions and dispositions:
Client receivables and unbilled work in process	67,482	(18,339)
Prepaid expenses and other current assets	(7,466)	(1,589)
Deferred contract costs	(47,147)	(52,861)
Other assets	(4,609)	(36,946)
Accounts payable	4,620	10,979
Accrued compensation and benefits	(124,885)	(111,170)
Accrued expenses	(46,783)	(51,783)
Advanced billings to clients	7,500	17,392
Deferred contract revenues	14,977	65,534
Other long-term liabilities	3,258	38,948

Net cash provided by operating activities	127,428	37,347

Cash flows from investing activities:
Purchases of investments	—	(426,675)
Proceeds from sales of investments	4,025	504,000
Additions to property and equipment	(62,604)	(56,657)
Cash paid for acquisitions and transaction costs	—	(40,431)
Cash received for sale of businesses	1,105	42,420

Net cash (used in) provided by investing activities	(57,474)	22,657

Cash flows from financing activities:
Proceeds from the exercise of stock options	6,343	23,068
Excess tax benefits from the exercise of share-based awards	2,345	2,482
Proceeds from short-term borrowings	18,119	121,583
Proceeds from long-term borrowings	—	39,751
Repayments of short-term borrowings, capital leases and long-term debt	(146,369)	(37,868)
Purchase of Class A common shares for treasury	(22,269)	(399,028)

Net cash used in financing activities	(141,831)	(250,012)

Effect of exchange rate changes on cash and cash equivalents	(18,469)	891

Net decrease in cash and cash equivalents	(90,346)	(189,117)

Cash and cash equivalents, beginning of period	541,494	378,743

Cash and cash equivalents, end of period	$451,148	$189,626

Supplementary disclosure of cash paid during the period:
Interest paid	$23,001	$7,076
Income taxes paid	$48,094	$73,724

HEWITT ASSOCIATES, INC.

ADJUSTED EBITDA RECONCILIATION

(Unaudited)

(Dollars in thousands)

	Six Months Ended March 31,
	2009	2008
Reported net income	$132,305	$108,440
Depreciation and amortization (1)	77,914	84,516
Provision for income taxes	75,103	74,694
Interest expense (income), net	14,674	(5,505)

EBITDA	299,996	262,145

Adjustments:
HR BPO divestitures (2)	(9,379)	(39,695)
Real estate rationalization (3)	—	8,048
HR BPO contract restructuring	—	13,322

Underlying adjustments	(9,379)	(18,325)
Normalized depreciation and amortization addbacks (1)	—	2,065
Other (income) expense, excluding interest (4)	(2,818)	(236)

Total adjustments	(12,197)	(16,496)

Adjusted EBITDA before certain non-cash addbacks	287,799	245,649

Certain non-cash addbacks:
Asset impairment	3,401	1,106
Net deferrals (5)	(27,442)	12,970
Deferred internal software development costs	(18,895)	(10,311)
Share-based compensation (6)	27,133	22,780
Other (loss reserve / provision for bad debt)	4,081	(3,948)

Total certain non-cash addbacks	(11,722)	22,597

Adjusted EBITDA	$276,077	$268,246

(1)	For the six months ended March 31, 2008, depreciation and amortization includes $2,065 of adjustments related to HR BPO contract restructurings and divestitures. Additionally, discount accretion on the Exult convertible debt of $642 is excluded from amounts for the six months ended March 31, 2008.
(2)	HR BPO divested assets include Cyborg (January 2008), Latin America (February 2009), and relocation services (March 2009). Cyborg prior period results and Latin America and relocation services comparative post-disposition amounts have been excluded from “underlying” and “as adjusted” amounts for year-over-year comparative purposes. Adjustments to operating income for the six months ended March 31, 2008 reflect a $221 reduction to the $35,667 “gain on sale of business” reported in the Q2 FY08 Consolidated Statement of Operations. This reduction pertains to certain Cyborg employee-related expenses recorded in the second quarter of fiscal 2008.
(3)	Charges related to the Company’s real estate rationalization initiative were excluded from operating income in deriving underlying operating income, net income, EPS, and Adjusted EBITDA for the six months ended March 31, 2008. Charges related to updated real estate sublease rental assumptions of $6,280 are included in the reported and underlying results for the six months ended March 31, 2009.
(4)	For the six months ended March 31, 2009, other (income) expense, excluding interest includes a non-cash impairment of $1,788 related to auction rate securities.

(5)	Net deferrals as presented and the net of revenue and cost deferrals in the Statements of Cash Flows vary by $4,728 and $297 for the six months ended March 31, 2009 and 2008, respectively, relating to Balance Sheets and Statements of Operations reclassifications and the settlement of a client contract dispute in the current year.
(6)	Share-based compensation as presented in the Statements of Cash Flows varies by $207 and $371 for the six months ended March 31, 2009 and 2008, respectively, due to current year amortization expense for a deferred compensation arrangement related to an acquisition in the prior year, the impact of foreign exchange in the current year, and the reclassification of certain prior-year amounts to conform to the current year presentation.